UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 14, 2008
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	0-17224	66-031262
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.
     The Company filed on November 14, 2008 its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 (the “Third Quarter Form 10-Q”). The Company had disclosed in a Form 12b-25 filed on November 12, 2008 that it anticipated that it would incur a net loss (before preferred stock dividends) of approximately $0.8 million for the quarter ended September 30, 2008. The Third Quarter Form 10-Q shows that the Company had a net loss (before preferred stock dividends) of approximately $1.8 million for the quarter ended September 30, 2008. The increase of approximately $1.0 million from the anticipated net loss disclosed in the Form 12b-25 when compared to the net loss reported in the Form 10-Q principally resulted from the Company’s recognition of an other-than-temporary-impairment of approximately $0.8 million on one security in its P.R. Private Label CMO investments.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: November 14, 2008	By:	/s/ Marangal Domingo
		Name:	Marangal Domingo
		Title:	Executive Vice President and Chief Financial Officer